UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

Premiere Global Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13577	59-3074176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3280 Peachtree Road NE, Suite 1000,
Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)

404-262-8400
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|X|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 26, 2010, Premiere Global Services, Inc. sent a notice to our directors and executive officers informing them of a temporary suspension of activity under our 401(k) Plan (the “PGi 401(k) Plan”), which is expected to begin on November 29, 2010 at 4:00 p.m., Eastern Time and end on December 17, 2010. The blackout period relates to the tender offer for our common stock that we commenced on October 26, 2010, as described in Item 8.01 below. The blackout period is required in connection with processing PGi 401(k) Plan participant elections related to the tender offer.

As described in the notice, participants in the PGi 401(k) Plan who have a portion of their accounts invested in the PGi Stock Fund will be prevented from the following during the blackout period: applying for a loan, requesting a withdrawal or other distribution and making investment changes. During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual ending date of the blackout period by contacting our Senior Benefits Manager at the phone number or address provided below.

We provided the notice to our directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. Inquiries concerning the Blackout Period should be directed to our Senior Benefits Manager at (913) 982-1129 or by mail to l 18103 West 106th Street, Olathe, KS 66061.

A copy of the notice is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

Self-Tender Offer

On October 26, 2010, we also announced the commencement of a self-tender offer to purchase for cash shares of our common stock, par value $.01 per share (or such lesser or greater amount as we may elect to purchase, subject to applicable law), at a purchase price determined pursuant to tenders at prices specified by the tendering shareholders of not greater than $7.75 nor less than $6.75 per Share, upon the terms and subject to the conditions set forth in the offer to purchase and the letter of transmittal that will enable us to purchase the maximum number of tendered shares having an aggregate purchase price not exceeding $50,000,000. The maximum number of shares we will purchase in the tender offer is approximately 7,407,407. We will use proceeds from the recent divesture of our PGiSend advanced messaging business to fund the purchase of shares tendered in the tender offer, and to pay related fees and expenses. In addition, we have received a consent under our revolving credit facility to use a portion of the proceeds from the PGiSend sale for this purpose. Additionally, if we increase the maximum purchase price of the shares tendered in the tender offer, we may obtain a portion of the funds necessary to purchase shares tendered in the tender offer from borrowings under our revolving credit facility.

The full details of the terms and conditions of the tender offer are set forth in the offer to purchase and related letter of transmittal, together with other related materials, which are attached as exhibits to the Schedule TO filed by us with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, on October 26, 2010.

A copy of the press release issued in connection with the tender offer is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

99.1	Notice to Directors and Executive Officers of Premiere Global Services, Inc., dated October 26, 2010

99.2	Press Release of Premiere Global Services, Inc. dated October 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.
Date: October 26, 2010

	By:	/s/ Scott Askins Leonard

	Name:	Scott Askins Leonard
	Title:	Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Notice to Directors and Executive Officers of Premiere Global Services, Inc., dated October 26, 2010
Exhibit 99.2	Press Release of Premiere Global Services, Inc. dated October 26, 2010.